EXHIBIT 10.1

THIS SUPPLEMENT SHALL NOT BE BINDING UPON

THE PORT AUTHORITY UNTIL DULY EXECUTED BY

AN EXECUTIVE OFFICER THEREOF AND DELIVERED

TO THE LESSEE BY AN AUTHORIZED REPRESENTATIVE

OF THE PORT AUTHORITY

Port Authority Lease No. ANA-170

Supplement No. 20

Facility: Newark Liberty International Airport

  SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of November 1, 2002, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the Port Authority) and CONTINENTAL AIRLINES, INC. (hereinafter called the "Lessee");

WITNESSETH, that

WHEREAS, the Port Authority and People Express Airlines, Inc. (hereinafter called "People Express") as of January 11, 1985 entered into an agreement of lease (which agreement of lease as heretofore supplemented and amended is hereinafter called the "Lease"), covering certain premises, rights and privileges at and in respect to Newark Liberty International Airport (hereinafter called the "Airport") as therein set forth; and

WHEREAS, the Lease was thereafter assigned by said People Express to the Lessee pursuant to an Assignment of Lease with Assumption and Consent Agreement entered into among the Port Authority, the Lessee and People Express and dated August 15, 1987; and

WHEREAS, a certain Stipulation between the parties hereto was submitted for approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") covering the Lessee's assumption of the Lease as part of the confirmation of its reorganization plan in its Chapter 11 bankruptcy proceedings and as debtor and debtor in possession pursuant to the applicable provisions of the United States Bankruptcy Code as set forth in and subject to the terms and conditions of said Stipulation (said Stipulation being hereinafter referred to as the "Stipulation"); and

WHEREAS, the Stipulation and the Lessee's assumption of the Lease was approved by the Bankruptcy Court by an Order thereof dated the 1st day of October, 1993; and

WHEREAS, the parties desire to amend the Lease in certain respects as hereinafter set forth;

NOW, THEREFORE, the Port Authority and the Lessee hereby agree as follows:

1. The provisions of Schedule M, set forth in Paragraph 2 to Supplement No. 15 to the Lease, shall be amended as of October 1, 2001 such that Article III, paragraph (b) of said Schedule M shall be revised to read in its entirety as follows:

"(b) The Port Authority shall determine the total amount of rental or fees actually received by the Port Authority from rental car permittees specifically for and in connection with the portion of the Monorail Construction Costs and Operating Costs said permittees are obligated under their respective permits to pay the Port Authority (hereinafter called the 'Rental Car Credit'). The term 'Bus Service Credit' shall mean the amount of Five Hundred Thousand Dollars and No Cents ($500,000.00). The Port Authority shall determine the total amount of farebox revenue to which it is entitled and which it actually receives from (i) The New Jersey Transit Corporation ("NJT"), pursuant to a written agreement, dated as of October 24, 2001, between NJT and the Port Authority and (ii) the National Railroad Passenger Corporation ("Amtrak"), pursuant to a written agreement, dated as of October 31, 2001, between Amtrak and the Port Authority, which agreements relate to the Monorail-Northeast Corridor Connection Project to expand the Monorail System at the Airport to provide an intermodal connection between the Airport and commuter and intercity trains operating on land located in the City of Newark, County of Essex and State of New Jersey, known as the Northeast Corridor (hereinafter called the 'NEC Project Credit'). The Rental Car Credit, the Bus Service Credit and the NEC Project Credit shall be hereinafter collectively called the 'Credits'). The Port Authority shall subtract the Credits from the Operating Costs and multiply the remainder by one hundred and fifteen percent (115%), the product thereof being hereinafter called the "Annual Operating Cost Factor". The sum of the Initial Construction Factor and the Annual Operating Cost Factor constitutes the 'Total Capital and Operating Costs' as of the last day of the Initial Schedule M Period."
    The Lessee represents and warrants that no broker has been concerned in the negotiation of this Supplemental Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Port authority of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of the Supplemental Agreement.
    Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability, or held liable to it under any term or provision of this Supplemental Agreement, or because of its execution or attempted execution or because of any breach thereof.
    As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.
    This Supplemental Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or this Supplemental Agreement.

IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents.

ATTEST: THE PORT AUTHORITY OF NEW YORK

OF NEW JERSEY

_________________ By ____________________________________

Secretary

(Title) _________________________________

(Seal)

ATTEST: CONTINENTAL AIRLINES, INC.

_________________ By ____________________________________

Secretary

(Title) _________________________________

For the Port Authority

STATE OF NEW YORK )

) ss.

COUNTY OF NEW YORK )

On this _____ day of __________________, 2003 before me, the subscriber, a notary public of New York, personally appeared ________________________ the __________________ of THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Commissioners.

(notarial seal and stamp)

For the Lessee

STATE OF )

) ss.

COUNTY OF )

On this _____ day of __________________, 2003 before me, the subscriber, a, personally appeared ________________________ the __________________ President of _____________________, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

(notarial seal and stamp)